On the Issue Date specified, Ford Motor Credit Company (“Ford Credit”) will issue the series of its Continuously Offered Bonds for Retail Accounts Due Nine Months or More from the Date of Issue described below. Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to purchase each series of the Notes at the price indicated, for resale at the Price to Public shown below. After the initial public offering of each series, the offering price for that series may be changed.
Filed under Rule 424(b)(3), Registration Statement No. 333-86832
Pricing Supplement No. 4, dated July 29, 2002
(To prospectus dated May 17, 2002, and prospectus supplement dated June 7, 2002)
Ford Motor Credit Company
Continuously Offered Bonds for Retail Accounts
Due Nine Months or More from the Date of Issue

		Price to
CUSIP		Purchasing	Interest Rate per	Interest	Stated Maturity	Survivor’s
Number	Price to Public1	Agent1	Annum	Payment Frequency	Date	Option

34539C CL4	100.0%	99.6125%	4.800%	Monthly	August 20, 2004	YES

Redemption Information: N/A

34539C CM2	100.0%	99.3875%	5.400%	Monthly	August 22, 2005	YES

Redemption Information: N/A

34539C CN0	100.0%	99.2625%	5.800%	Monthly	August 21, 2006	YES

Redemption Information: Redeemable at the option of Ford Credit on any Interest Payment Date beginning August 20, 2003. See the prospectus supplement for further information.

34539C CP5	100.0%	99.0250%	6.000%	Monthly	August 20, 2007	YES

Redemption Information: N/A

34539C CQ3	100.0%	98.8250%	6.800%	Quarterly	August 20, 2009	YES

Redemption Information: Redeemable at the option of Ford Credit on any Interest Payment Date beginning August 20, 2004. See the prospectus supplement for further information.

34539C CR1	100.0%	98.5250%	7.000%	Quarterly	August 20, 2012	YES

Redemption Information: Redeemable at the option of Ford Credit on any Interest Payment Date beginning August 20, 2004. See the prospectus supplement for further information.

34539C CS9	100.0%	97.5000%	7.500%	Quarterly	August 20, 2032	YES

Redemption Information: Redeemable at the option of Ford Credit on any Interest Payment Date beginning August 20, 2007. See the prospectus supplement for further information.

Trade Date: July 29, 2002	Merrill Lynch & Co.
Issue Date: August 7, 2002	Purchasing Agent
Minimum Denominations/Increments: $1,000/$1,000	Acting as Principal
All trades in the Notes described in this pricing supplement will settle on the Issue Date in same-day funds without accrued interest, in book-entry form only through DTC.
DTC Participant Number: 5132

1	Expressed as a percentage of the aggregate principal amount.